SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 1, 2014

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 15, 2014, Zion Oil & Gas, Inc. (the “Company”) executed a Subscription Agreement with the American Stock Transfer & Trust Company, LLC (“AST,” the Company’s Transfer Agent and Registrar) and The IR App, LLC to provide the Company with its own customized IR App and Content Management System interface under an initial 12-month agreement. Beginning October 1, 2014, the Company’s mobile App (Zion Oil IR) represents, along with our website, another channel of distribution of important company communications, in addition to disclosures through traditional announcements using Form 8-Ks and press releases. The Company’s app is live on Apple’s App Store and Google Play, which is accessible on iPhone, iPad and Android mobile devices (a free download) throughout the world. The Company App provides information on stock related data and Company communications such as SEC filings, Company contact information, presentations, videos, fact sheets, press releases, Company website link and future AST Proxy Voting Link. The purpose of the Company’s mobile App is to help ensure that available Company information is widely disseminated to our shareholders, investors and the general market, in addition to the traditional filings by the Company of Form 8-Ks, press releases and other SEC filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated October 1, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 1, 2014	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer